Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

DASAN ZHONE SOLUTIONS, INC.

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Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

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DASAN Zhone Solutions, Inc., a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.The present name of the Corporation is DASAN Zhone Solutions, Inc.

2.The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 21, 1997 under the name MWD, Inc.

3.Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is DZS Inc. (the “Corporation”).”

4.This Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to Restated Certificate of Incorporation to be executed as of the 26th day of August, 2020.

DASAN ZHONE SOLUTIONS, INC.

By:	/s/ Thomas J. Cancro
Thomas J. Cancro
Corporate Treasurer and Chief Financial Officer